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                                EXHIBIT 23(E)


        CONSENT OF SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.


                              CONSENT OF COUNSEL


THE COLONIAL BANCGROUP, INC.

        WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADING "LEGAL MATTERS".

/S/     SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.

APRIL 25, 1997